CERTIFICATE OF MERGER

                                       OF

                                AXA MERGER CORP.

                                  WITH AND INTO

                               AXA FINANCIAL, INC.

                        (Under Section 251 of the General
                    Corporation Law of the State of Delaware)



AXA Financial, Inc., a Delaware corporation, hereby certifies that:

     1.   The  name  and  state  of  incorporation  of each  of the  constituent
          corporations   is  as  follows:

         (a) AXA Merger Corp., a Delaware corporation ("AXA Merger"); and
         (b) AXA Financial, Inc., a Delaware corporation ("AXA Financial").

     2.   The  Agreement  and Plan of Merger  dated as of October 17, 2000 among
          AXA, a societe anonyme organized under the laws of the Republic of France, AXA Merger and AXA Financial (the "Agreement and Plan of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 228 and 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation is AXA Financial, Inc. (the "Surviving Corporation").

     4.   The  Certificate  of  Incorporation  of  AXA  Financial  as in  effect
          immediately   prior  to  the  merger  shall  be  the   Certificate  of
          Incorporation of the Surviving Corporation.

     5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 1290 Avenue of the Americas, New York, NY 10104.

     6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     7. The merger provided for herein shall become effective at 5:00 p.m., eastern time, on January 2, 2001.

IN WITNESS WHEREOF, AXA Financial has caused this certificate to be signed as of the 2nd day of January, 2001.



                                  AXA Financial, Inc.



                                  By:    /s/Kevin R. Byrne
                                  ----------------------------------------------
                                  Name:     Kevin R. Byrne
                                  Office:   Senior Vice President and Treasurer